UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report (Date of Earliest Event Reported: July 20, 2018

Function(x) Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware

(State or other jurisdiction of incorporation)
0-13803
33

(Commission File Number)
0637631

(I.R.S. Employer Identification Number)

45 West 89th Street, #4A
New York, New York
(Address of principal executive offices)


10024
(Zip Code)

(212)  231-0092
(Registrant's Telephone Number, including Area Code)


 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).


Item 5.02	Departure of Directors or Certain Officers; Election
of Directors; Appointment of Certain Officers; Compensatory
Arrangements of Certain Officers.

(a) On July 20, 2018, Michael Meyer, one of two Independent Directors, resigned as a member of the Board of Directors (the "Board") of Function(x) Inc. (the "Company"). Mr. Meyer has been a member of the Board since June 1, 2013. He has served as Chair of the Audit Committee of the Company's Board and a member of the Compensation Committee and Nominating/Corporate Governance Committee.

(b) On July 23, 2018, Peter Horan, the other Independent Director, resigned as a member of the Board of the Company. Mr. Horan has been a member of the Board since February 15, 2011. He was named Lead Independent Director on August 4, 2015. Mr. Horan has served as Chair of the Compensation Committee and Chair of the Nominating/ Corporate Governance Committee of the Company's Board, and a member of the Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUNCTION(X) INC.


Date: July 25, 2018

By:
/s/ Frank E. Barnes III


Name: Frank E Barnes III

Title: Chief Executive Officer